Exhibit 99.1

SRK Vancouver Suite 2200 – 1066 West Hastings Street Vancouver, BC V6E 3X2 T: +1.604.681.4196 F: +1.604.687.5532 vancouver@srk.com www.srk.com

CONSENT OF SRK CONSULTING (CANADA), INC.

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the “Company”), which are set forth in the Company’s Current Report on Form 8-K filed on August 3, 2012, in the Company’s Registration Statements on Form S-3 (333-180143), Form S-3 (333-174816), Form S-3 (333-172789), Form S-3 (333-172868), Form S-8 (333-180142) and Form S-8 (333-171723), or in any prospectuses or amendments or supplements thereto.  We also consent to the reference to us under the heading “Experts” in such Registration Statement and any related prospectuses

SRK CONSULTING (CANADA), INC.

Date: August 3, 2012	/s/ Gilles Arseneau
Name: Gilles Arseneau
Title: Principal Geologist

U.S. Offices: Anchorage Denver Elko Fort Collins Reno Tucson	907.677.3520 303.985.1333 775.753.4151 970.407.8302 775.828.6800 520.544.3688	Mexico Office: Guadalupe, Zacatecas 52.492.927.8982	Canadian Offices: Saskatoon Sudbury Toronto Vancouver Yellowknife	306.955.4778 705,682.3270 416.601.1445 604.681.4196 867.873.8670	Group Offices: Africa Asia Australia Europe North America South America